UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15 (d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 27, 2010

KILROY REALTY CORPORATION

KILROY REALTY, L.P.

(Exact name of registrant as specified in its charter)

Maryland (Kilroy Realty Corporation) Delaware (Kilroy Realty, L.P.)	001-12675 (Kilroy Realty Corporation) 000-54005 (Kilroy Realty, L.P.)	95-4598246 (Kilroy Realty Corporation) 95-4612685 (Kilroy Realty, L.P.)
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 481-8400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

(a) Certain U.S. Federal Income Tax Consequences

The information included on this Current Report on Form 8-K under this Item 8.01(a) (including Exhibit 99.1 hereto) provides a summary of certain United States federal income tax considerations relevant to an investment in debt securities of Kilroy Realty, L.P., or the Operating Partnership. This summary shall also be deemed incorporated by reference in any document subsequently filed by Kilroy Realty Corporation or the Operating Partnership under the Securities Act of 1933, as amended, to the extent expressly set forth by specific reference in such document.

(b) Recent Developments

The information included on this Current Report on Form 8-K under this Item 8.01(b) provides a summary of information with respect to recent developments.

Pending Acquisitions. Since September 30, 2010, we have entered into separate agreements to acquire two office properties, one located in San Francisco, California, and the other located in Redmond, Washington, encompassing an aggregate of approximately 588,000 rentable square feet.

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In San Francisco, we are currently a party to a purchase and sale agreement with an unrelated third party to acquire an approximate 466,000 square-foot office property located in San Francisco’s South Financial District for approximately $191.5 million.

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We are also currently a party to a purchase and sale agreement with an unrelated third party to acquire an approximate 122,000 square-foot office property located in Redmond, Washington, for approximately $46.0 million.

Both acquisitions are expected to close in the fourth quarter, subject to customary closing conditions. We cannot provide assurance that either of the pending acquisitions described above will be consummated at the prices, on the terms or by the dates currently contemplated, or at all, or that any other potential acquisitions will be completed. Costs associated with acquisitions are expensed as incurred and we may be unable to complete an acquisition after making a nonrefundable deposit or incurring acquisition-related costs. In addition, acquisitions are subject to various other risks and uncertainties.

Possible Acquisition. We are also actively pursuing another acquisition opportunity to purchase an approximately 450,000 square foot office building in Los Angeles that we have been advised is over 95% leased for a purchase price of approximately $170.0 million to $185.0 million. We have not entered into an agreement to purchase this property but we are in active negotiations that, if successfully concluded, could result in our entering into a purchase agreement in the near term. However, we cannot provide assurance that we will enter into a purchase agreement to acquire this property or, if we do, that the terms of that agreement will not differ, perhaps substantially, from those described in this paragraph. Moreover, even if we enter into an agreement to purchase this property, we cannot provide assurance that the purchase will actually close. Costs associated with acquisitions are expensed as incurred and, if we enter into an agreement to purchase this property, we may be unable to complete the acquisition after making a nonrefundable deposit or incurring acquisition related costs. In addition, acquisitions are subject to various other risks and uncertainties.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

99.1	Certain U.S. Federal Income Tax Consequences

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KILROY REALTY CORPORATION

By:	/s/ Heidi R. Roth
Heidi R. Roth
Senior Vice President and Controller

Date: October 27, 2010

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KILROY REALTY, L.P.

By:	KILROY REALTY CORPORATION,
Its general partner

By:	/s/ Heidi R. Roth
Heidi R. Roth
Senior Vice President and Controller

Date: October: 27, 2010

EXHIBIT INDEX

Exhibit Number	Description

99.1*	Certain U.S. Federal Income Tax Consequences

*	Filed herewith.

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